UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2012 (October 15, 2012)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2012, Brown-Forman Corporation (the "Company") announced to its employees that effective January 1, 2013: (i) Mark I. McCallum, who has been serving as the Company’s Executive Vice President, and Chief Operating Officer, will assume the new position of Executive Vice President, President for Europe, Africa, Asia Pacific and Travel Retail;  (ii) Jill A. Jones,  who has been serving as the Company’s Executive Vice President, Chief Production Officer, will be promoted to the position of Executive Vice President, President for North America and Latin America; and (iii) Jane C. Morreau, who has been serving as the Company’s principal accounting officer in her capacity as Senior Vice President, Director of Finance, Accounting and Technology, will assume the position of Senior Vice President, Chief Production Officer.

Mr. McCallum and Ms. Jones will perform principal operating officer responsibilities for the geographies in which they are respectively responsible, and, in due course, the Company expects to appoint a new principal accounting officer to fill the vacancy created when Ms. Morreau assumes her new position.  The Company also announced on October 18, 2012 that it is reshaping the position of Chief Marketing Officer , which was held by John K. Sirchio, into a revamped position, Chief Brands Officer, to be filled by Lawson E. Whiting, effective January 1, 2013.  As a result, Mr. Sirchio will be departing from the Company.

Except that Mr. Sirchio will continue to receive his regular compensation through December 31, 2012, the terms of any new compensation arrangements or amendments to existing compensation arrangements in connection with these appointments and the departure have not been determined at this time.  They will be reported when finalized and approved, as required. There are no related party transactions between the Company and Mr. McCallum, Ms. Jones, Ms. Morreau, or Mr. Whiting.

Mr. McCallum, age 57, has been an Executive Vice President and the Chief Operating Officer of the Company since May 1, 2009, and served as Executive Vice President and Chief Brands Officer from May 2006 through April 30, 2009.

Ms. Jones, age 47, has served as Chief Production Officer for the Company since  May 1, 2007.  In this role, Ms. Jones was responsible for all aspects of production globally, including distillery operations, bottling facilities, wineries, a cooperage, supply chain, research and development, and production services.   Ms. Jones became an Executive Vice President of the Company on August 1, 2011 and prior to that date, had been a Senior Vice President since July 1, 2006.   From July 1, 2006  to April 30, 2009, Ms. Jones held the position of Director, Finance Global Productions Operations/Supply Chain for the Company.

Ms. Morreau, age 53, is currently the principal accounting officer of the Company and has served as Senior Vice President, Director, Finance Management, Accounting & Technology since May 1, 2008.    She was a Senior Vice President and Controller for the Company from December 1, 2006 to April 30, 2008.

Mr. Whiting, age 44, has served in the position of Senior Vice President of Brown-Forman International  since March 2012 and as Director Western Europe, since May 1, 2011.   Mr. Whiting was the Director of Finance for Western Europe from August 1, 2010 to April 30, 2011; Director of Finance for North America from May 1, 2009 to July 31, 2010; Director of Global Brands Strategy and Planning from May 1, 2008 to April 30, 2009; and Director of Business Strategy and Analysis from December 1, 2007 to April 30, 2008.  Mr. Whiting became a Vice President of the Company in 2005.

Item 9.01.                      Financial Statements and Exhibits

(a)                 Not applicable.
(b)                 Not applicable.
(c)                 Exhibits. Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

October 19, 2012                                           /s/  Nelea A. Absher
(Date)	Nelea A. Absher
Senior Vice President, Associate General Counsel and Assistant Corporate Secretary